Exhibit 10(j)





                                      [LOGO]
                         [WALTER INDUSTRIES, INC. LETTERHEAD]





                 WALTER INDUSTRIES, INC. DIRECTOR'S DEFERRED FEE PLAN
                 ----------------------------------------------------

      1.  Establishment of Plan
          ---------------------

          The Walter Industries, Inc. Directors' Deferred Fee Plan (The
          Plan) has been established by Walter Industries, Inc. (the Company) for eligible members of the Board of Directors (the Board) of the Company.

      2.  Eligibility
          -----------
          Each person who is elected to be a member of the Board and who is not an employee of the Company or any of its subsidiaries is eligible to elect to participate in the Plan.


      3.  Participation
          -------------

          An eligible Board member may elect to become a Participant and as such to defer all or a portion of the fees to which he may thereafter be entitled as a Director (not including attendance fees or travel expenses) by completing and signing an Election to Participate in the Walter Industries, Inc. Directors' Deferred Fee Plan in any calendar quarter subsequent to the quarter in which he is elected to office as a Director. A Director electing to participate (Participant) shall designate whether his fees are to be credited to an "Income Account" or to a "Stock Equivalent Account," or divided in any manner between such two accounts. Such election may be revoked or amended, only with regard to fees covering the Participant's services as a Director pursuant to a later term of office and only if the revocation or amendment is conveyed in writing to the Company prior to the beginning of said later term of office. Absent such revocation or amendment an election shall be effective for all subsequent terms of office.


      4.  Operation of Plan
          -----------------

          a)   Income Account
               --------------
               An electing Participant's fees otherwise payable shall be credited as a dollar amount to the Participant's Income Account on the date the fee would have otherwise been paid. At the end of each calendar quarter each Participant's


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               Income Account will be credited with interest at an annual rate equal to the prime interest rate then in effect at Citibank, N.A,. New York, New York. Interest shall be computed on the basis of the beginning monthly credit balance in the Participant's Income Account during such quarter.

          b)   Stock Equivalent Account
               ------------------------
               The dollar amount of an electing Participant's fees, otherwise payable on the date the fee would have otherwise been paid, shall be converted into Stock Equivalent Shares equal in number to the maximum number of shares of the Company's common stock, or fraction thereof, to the nearest one hundredth of one share, which could be purchased with such dollar amount at the closing market price for such stock on that date, or if that date is not a trading date, on the next preceding date.

               On each dividend payment date an amount equal to the cash dividend which would have been payable had the Participant been the actual owner of the number of shares of the Company's common stock reflected as Stock Equivalent Shares in his Stock Equivalent Account shall be credited to such account, and such amount shall be converted to equivalent shares, as set forth above, based on the market price of the common stock on such dividend payment date. Stock Equivalent Shares shall be appropriately adjusted in the event of any stock dividends, stock splits or any other similar changes in the Company's common stock.


      5.  Payments
          --------

          Upon the later of the Participant's (1) termination of his services as a Director, or (2) the date upon which he shall retire from his principal occupation or employment (Payment
          Date), payment of the Income Account shall be made in cash and payment of the Stock Equivalent Account shall be made in cash or, at the option of the Company, in shares of common stock to the Participant in such number of annual installments as shall be determined by the Company. The Company shall have no obligation to make payment in fractional shares. Any fractional amount will be paid in cash based on the closing market price for such stock on that date. Each annual installment payment shall be made as of June 30, beginning with the June 30 following termination of service or the Payment Date. Until complete payment of a Participant's Deferred Fee Accounts, such accounts shall be appropriately adjusted from time to time in accordance with paragraphs 4(a) and 4(b) above. In the event of a Participant's death, payment of all or the remaining portion of his Deferred Fee Accounts will be made to his beneficiary or beneficiaries in a series of annual installments as determined by the Company.

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          The Company in its sole discretion reserves the right to
          accelerate payment of a Participant's Deferred Fee Accounts at any time after his termination of service or Payment Date.


      6.  General
          -------

          a) Each Participant, or former Participant entitled to payment of deferred fees hereunder, from time to time may name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any such deferred fees are to be paid in case of his death before he receives any or all of such fees. Each designation will revoke all prior designations by the same Participant or former Participant, shall be in form prescribed by the Company, and will be effective only when filed by the Participant or former Participant in writing with the Company during his lifetime. In the absence of any such designation, any fees remaining unpaid at a Participant's or former Participant's death shall be paid to his estate.

          b) Establishment of the Plan and coverage of any person shall not be construed to confer any right on the part of such person to be nominated for re-election, or to be re-elected, to the Board of Directors of the Company.

          c) Deferred fees hereunder are not in any way subject to the debts or other obligations of persons entitled thereto, and may not be voluntarily or involuntarily sold, transferred or assigned. When a person entitled to a payment under the Plan is under legal disability or, in the Company's opinion, is in any way incapacitated so as to be unable to manage his financial affairs, the Company may direct that payment be made to such person's legal representative, if any, and if none the Company may at its election make payment to such person's spouse or otherwise apply such payment for such person's benefit in any manner it deems proper. Any payment made in accordance with the preceding sentence shall be in complete discharge of the obligation of the Company or any of its subsidiaries to make such payment under the Plan.

          d) The establishment of Deferred Fee Accounts for a Participant shall give him no right or security interest in any asset of the Company or any of its subsidiaries, and no trust relationship with respect to such accounts is intended. The right of the Participant or his beneficiary to receive a distribution under his Plan shall be an unsecured claim against the general assets of the Company, and neither the Participant nor his beneficiary shall have any rights in or against any amounts credited to his Deferred Fee




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               Accounts or any other specific asset of the Company.  All
               amounts credited to the Deferred Fee Accounts shall constitute general assets of the Company.

          e) A stock Equivalent Account for a Participant shall give him no right to receive either treasury or unissued shares of common or any other classes of stock of the Company. Payment in shares of common stock is solely at the option of the Company.


      7.  Amendment and Discontinuance
          ----------------------------

          The Company hereby reserves the right to amend or discontinue the Plan at any time; provided, however, that any amendment or discontinuance of the Plan shall be prospective in operation only and shall not affect the payment of any deferred fees theretofore earned by any Participant or former Participant unless the person affected shall expressly consent thereto.















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                             ELECTION TO PARTICIPATE IN
                               WALTER INDUSTRIES, INC.
                             DIRECTORS' DEFERRED FEE PLAN



          Pursuant to the provisions of Paragraph 3 of the Walter Industries, Inc. Directors' Deferred Fee Plan (the "Plan"), I
          hereby elect to have                         %  of the amounts
                               -----------------------
          payable to me for services rendered by me on and after
                           ,19     as a director of Walter Industries, Inc.
          ----------------     ---
          deferred and credited to the following Deferred Fee Account(s):


              Income Account                                       %
                                                  ----------------

              Stock Equivalent Account                             %
                                                  ----------------



          It is understood this election is to remain in effect until revoked or amended as provided in Paragraph 3 of the Plan.

          In the event of death prior to receipt of all payments from my Deferred Fee Account or accounts made pursuant to Paragraph 5 of the Plan, I hereby direct that the balance in my account or accounts be distributed pursuant to said Paragraph 5 of the Plan to:



                                 -----------------------------------------
                                 (Insert name of beneficiary, if any;
                                  otherwise to the estate)






          DATE:
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                                 Signature